Special Shareholder Meeting Results (Unaudited)
The Trust held a meeting of shareholders on June 10, 2014, for the purpose of considering and voting upon the election of Trustees.
The complete Board of Trustees was elected by the shareholders of all of the series of the Trust, including the Funds. The results of the voting were as follows:

Votes Received
(Amounts in
thousands)
John F. Finn

  In Favor
172,130,223
  Withheld
1,157,495
Dr. Matthew Goldstein

  In Favor
172,109,164
  Withheld
1,178,553
Robert J. Higgins

  In Favor
158,338,954
  Withheld
14,948,763
Frankie D. Hughes

  In Favor
172,148,985
  Withheld
1,138,733
Peter C. Marshall

  In Favor
172,124,473
  Withheld
1,163,244
Mary E. Martinez

  In Favor
172,132,763
  Withheld
1,154,954
Marilyn McCoy

  In Favor
172,123,615
  Withheld
1,164,102
Mitchell M. Merin

  In Favor
172,132,812
  Withheld
1,154,905
William G. Morton, Jr.

  In Favor
172,111,749
  Withheld
1,175,968
Robert A. Oden, Jr.

  In Favor
172,098,600
  Withheld
1,189,117
Marian U. Pardo

  In Favor
172,162,159
  Withheld
1,125,559
Frederick W. Ruebeck

  In Favor
172,051,301
  Withheld
1,236,416
James J. Schonbachler

  In Favor
172,078,691
  Withheld
1,209,026